Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTING FIRM

To the Directors of Bioanalytical Systems, Inc. (the “Company”):

We consent to the incorporation by reference in this Registration Statement on Form S-8 of the Company of our February 5, 2020 independent audit report on Pre-Clinical Research Services, Inc.’s (“PCRS”) balance sheet as of December 31, 2018, and its related statements of income, stockholder’s equity, and cash flows for the year then ended and also consent to the reference or inclusion of our February 6, 2020 review report on PCRS’s balance sheet as of September 30, 2019, and the related statements of income, stockholder’s equity, and cash flows for the nine months then ended, which appear in the Company’s February 14, 2020 Form 8-K/A.

We have not audited or reviewed any financial statements of PCRS for any period subsequent to September 30, 2019. Therefore, we are unable to and do not express any opinion or assurance on the financial position, results of operations, or cash flows subsequent to September 30, 2019.

Yours very truly,

/s/ Soukup, Bush &Associates P.C.

Fort Collins, Colorado

April 6, 2020